                                                                 EXHIBIT 99.B11


                        [COOPERS & LYBRAND LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Strong Income Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement of Strong Income Funds, Inc. on Form N-1A of our report dated February 1, 1995 on our audit of the financial statements and financial highlights of Strong U.S. Treasury Money Fund (formerly known as Strong U.S. Treasury Money Fund, Inc.), a series of Strong Income Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1994, which is also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.



                                        COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
December 7, 1995